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                                                                  EXHIBIT 23(a)
                                                                  -------------



                        Consent of Independent Auditors



We consent to the reference to our firm under the caption "Experts" in the Registration Statement Form S-3 and related Prospectus of Puritan-Bennett Corporation and subsidiaries for the registration of 426,929 shares of its common stock and to the incorporation by reference therein of our report dated March 7, 1994, with respect to the consolidated financial statements of Puritan-Bennett Corporation and subsidiaries incorporated by reference in its Form 10-K for the year ended January 31, 1994 and the related financial statement schedules included therein, filed with the Securities and Exchange Commission.



                                       /s/ERNST & YOUNG LLP


Kansas City, Missouri
April 7, 1995